UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2010

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington D.C.	20036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On September 30, 2010, Sara L. Faivre-Davis of Cameron, Texas and Myles Watts of Bozeman, Montana became members of the Board of Directors (“Board”) of the Federal Agricultural Mortgage Corporation (“Farmer Mac”).  At the same time, Lowell L. Junkins of Des Moines, Iowa, already a member of Farmer Mac’s Board and Acting Chairman, became Chairman of the Board of Farmer Mac.  Mr. Junkins, Dr. Faivre-Davis, and Dr. Watts were previously nominated by President Obama, confirmed by the United States Senate on September 23, 2010, and took the oaths of office for their new positions on September 30, 2010.

Dr. Faivre-Davis and Dr. Watts join Mr. Junkins, Glen Klippenstein, and Julia Bartling as members of the Board who have been appointed by the President of the United States.  Dr. Faivre-Davis assumes a seat on the Board that had been vacant since September 2008 due to the resignation of a Presidentially-appointed director.  Dr. Watts replaces Grace Trujillo Daniel on Farmer Mac’s Board.  Pursuant to Farmer Mac’s statutory charter, five of Farmer Mac’s fifteen directors are appointed by the President of the United States with the advice and consent of the U.S. Senate, holders of Class A Voting Common Stock elect five directors, and holders of Class B Voting Common Stock elect five directors.

Biographical information about Mr. Junkins, Dr. Faivre-Davis, and Dr. Watts, as well as the committees of the Farmer Mac Board to which each has been named, is included in the press release attached to this report as Exhibit 99, which is incorporated herein by reference.

As of September 30, 2010, Farmer Mac had not engaged or participated in, or proposed to engage or participate in, any transaction in which Mr. Junkins, Dr. Faivre-Davis, or Dr. Watts was or is to be a participant and the amount involved exceeds $120,000 and in which any of those individuals had or will have a direct or indirect material interest.

Dr. Watts and Dr. Faivre-Davis will be granted a pro-rated portion of the equity compensation previously awarded to each member of the Board on April 1, 2010 in the form of restricted stock.  Beginning October 1, 2010, each of Dr. Faivre-Davis and Dr. Watts will also receive compensation as a director of Farmer Mac in the form of an annual retainer of $20,000, payable quarterly, and $1,000 per day (plus expenses) for each meeting of the Board and each committee meeting attended.  Farmer Mac’s director compensation package is more fully described in “Compensation of Directors” in Farmer Mac’s Proxy Statement filed with the Securities and Exchange Commission on April 29, 2010, which section is incorporated herein by reference.  Mr. Junkins’ compensation as Acting Chairman of the Board is also described in that section of Farmer Mac’s Proxy Statement, and he will not receive any additional compensation from Farmer Mac as the result of his appointment as Chairman of the Board.

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure

On September 30, 2010, Farmer Mac issued a press release to announce the appointments of Dr. Watts and Dr. Faivre-Davis as new directors of Farmer Mac and Mr. Junkins as Chairman of the Board of Farmer Mac.  A copy of that press release is attached to this report as Exhibit 99 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

99	Press release dated September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:	/s/ Jerome G. Oslick
Name:	Jerome G. Oslick
Title:	Senior Vice President – General Counsel

Dated: October 1, 2010